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                                                                     EXHIBIT 6.5

                              [LOGO APPEARS HERE]

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LESSEE INFORMATION:

Lessee:    INTERCAPITAL CANADA LTEE.

Address:   1260 RUE CRES, MONTREAL, PQ. H3G 2A9

Contact Name/Title:   ALEX KENNEDY     Phone#: 514.842 6999   Fax# 514-849-4244
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CO-LESSEE

CO-Lessee:

Address:

Contact Name/Title:
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                                 LEASE DETAILS
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Equipment Location (if       SAME AS ABOVE
different from Lessee
address):
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Equipment Description:   10 - DIM XPS T550 (Q#1383929) & 2 POWEREDGE 2300
                         (Q#1383962)
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PURCHASE OPTION (See Section 10)
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Option Date: End of Lease Term  Option  Fair Market Value, plus applicable taxes

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     LEASE TERM                RENTAL PAYMENT           TOTAL ADVANCE RENTAL
        36                   35 months @ $790.21        1 month @ $24694.00
   (No. of Months)           (plus applicable taxes)    (plus applicable taxes)
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                             TERMS AND CONDITIONS

In this Commercial Lease (together with any addenda and amendments made to it from time to time as permitted, referred to as "this Lease"). (a) the words "you" and "your" refer to the Lessee and the Co-Lessee named above and (b) the words "we", "us" and "our" refer to the Lessor named below and its successors and assigns. Our address is 155 Gordon Baker Road, Suite 501, Toronto, Ontario, M2H 3N5. Our GST Reg. No. is R885258797 and our QST Reg. No. is 1020537597.

1.   Lease.

We lease to you and you lease from us the property described in the Lease Details, together with all additions and accessories attached to it or supplied with it (the "Equipment") on the terms of this Lease.

2.   Term.

The term of this Lease will start 14 days following shipment to you of the Equipment (the "Start Date") and, unless terminated earlier or renewed in accordance with the terms of this Lease, will continue to the end of the Initial Lease Term (see Lease Details). When you receive the Equipment, you will inspect it and all software that accompanies the Equipment (the "Software") to determine if they are in good working order. On the Start Date, you will be conclusively considered to have accepted the Equipment and the Software for all purposes of this Lease, unless you have otherwise notified us in writing before such date.

3.   Rent; Pre-authorized Payments.

You will pay us the Rental Payment (see Lease Details) on the Start Date and on the same date of each following month (or the last day of the month if there is no such date) during the term of this Lease. You will pay us the Total Advance Rental (see Lease Details) when you return to us the Lease signed by you and it will be applied by us against your first Rental Payment. You will pay us on demand interest on all amounts payable under this Lease (including interest) not paid when due, both before and after judgment, until paid, at an annual rate equal to the lesser of 18% per annum and the highest interest rate permitted by law, compounded monthly. Your obligation to pay in full all amounts due under this Lease is absolute and unconditional under all circumstances and is not and will not be subject to abatement, reduction or set-off for any reason. You authorize us to make withdrawals from the account identified in the attached sample cheque for payment of all amounts due under this Lease. You direct the financial institution at which your account is located to debit such account for such withdrawals and such financial institution has no duty to determine whether withdrawals it debits to your account comply with such authorization. Any cancellation by you of this authorization will be effective on the 10th day following receipt by us of your written notice of cancellation.

4.   Equipment Selection; Warranties and Limit of Liability.

You acknowledge that you have selected the Equipment and the Software and its supplier and/or manufacturer and have not relied on our skill or judgement in any way in selecting the Equipment or the Software. We have not made or given any warranties, representations or conditions of any kind whatsoever with respect to the Equipment, the Software or this Lease (whether express, implied, statutory or otherwise). If you encounter any problems with the Equipment or the Software, including if it fails to function or is unacceptable for any reason, your only claim will be against the related supplier and/or manufacturer and you agree that we will not be liable to you for any damages whatsoever relating to the Equipment or the Software. All warranties of the supplier and/or manufacturer in respect of the Equipment are transferred by us to you, to the extent transferrable. In the event the Equipment is returned by you or repossessed by us, all such warranties will be deemed to have been transferred back to us free and clear of any lien, security interest, adverse claim or

_______________________________________________________________________________
COMMERCIAL LEASE NO: 282812-001                           DFSC101 (04/98) Page 1

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other encumbrance (a "Lien").

5.   Ownership of Equipment Software.

We are the owner of the Equipment, but not the Software. You have no rights to the Equipment or the Software, except as provided in this Lease and, in the case of the Software, the applicable Software licence. You will keep the Equipment and the Software free and clear of any Lien other than in our favour and, in the case of the Software, the licensor thereof.

6.   Equipment Location, Use and Maintenance; Name Change.

Except for mobile Equipment (e.g. laptop computers), you will use the Equipment only at the address shown in Lessee Information on Page 1 of this Lease or the Equipment Location (see Lease Details), as applicable. For mobile Equipment, you will not use or permit the use of such Equipment outside the province or territory shown in Lessee Information on Page 1 of this Lease for more than 30 consecutive days, without first giving us written notice. You will use the Equipment only for your internal business purposes and will not use the Equipment unlawfully of unsafely. You will, at your expense, maintain the Equipment in good working order and as required by any applicable warranty and will not make any alterations or additions to the Equipment without our prior written consent. Any alterations or additions to the Equipment (whether consented to or not) will become and remain our property. We may inspect the Equipment at any reasonable time. You will use the Software in accordance with all applicable software licences. You will promptly notify us in writing of any change in your name or your address.

7.   Insurance.

During the term of this Lease, you will keep the Equipment fully insured against physical loss or damage, naming us as first loss payee, and will obtain and maintain public liability and third party property insurance, naming us as an additional insured. At our request, you will give us satisfactory evidence of the required insurance.

8.   Loss and Damage.

You are responsible for any loss or damage to the Equipment from any cause at all, whether or not insured, until all of your obligations under this Lease have been fulfilled. You will promptly notify us of any such loss or damage and of any insurance claims pertaining to the Equipment. If the Equipment is lost or damaged beyond repair, you will immediately pay us the Liquidated Damages Amount (see Section 13(c)) at such time.

9.   Taxes

You will pay, when due, all taxes (other than our income taxes) and other charges imposed by any governmental authority on or in connection with this Lease, any payments made under it, the Equipment or the Software.

10.  Purchase Options; Lease Term; Renewals; Return.

(a) If you are not in default under this Lease, you will have an option to purchase the Equipment at the end of the Lease Term (see Lease Details) at the applicable Option Price (see Lease Details). "Fair Market Value" means the price (as determined by us, acting reasonably) for the Equipment assuming that it is in good repair. If you do not agree with our determination of the Equipment's Fair Market Value, the Fair Market Value of the Equipment will be determined, at your expense, by an independent appraiser selected by us. You will give us at least 60 days' notice prior to the applicable Option Date that you will be purchasing the Equipment and will pay to us the applicable Option Price at least 30 days before the applicable Option Date. After such notice and payment, but provided that you are not in default under this Lease, our right, title and interest in the Equipment will be sold to you on the applicable Option Date on an "as is, where is" basis, without any recourse, representation, warranty or condition from us (express, implied, statutory or otherwise), except that the Equipment is being sold by us to you free of any Lien created by us.

(b) If at the end of the Lease Term you do not or are not entitled to exercise the purchase option at such time or do not return the Equipment to us as provided in Section 10(c), this Lease will be automatically renewed on a continuing month-to-month basis at the end of the Lease Term on the same terms as during the Lease Term (except to the extent modified in this Section). You will pay us for each month or part month beyond the Lease Term an amount equal to the Rental Payment in effect during the last month of the Lease Term. you can terminate this automatic renewal by sending us written notice. Such termination will be effective 30 days after our receipt of such notice, provided that you have paid all amounts owing by you under this Lease and have returned the Equipment to us as provided in Section 10(c) by that termination date.

(c) Unless you have purchased the Equipment under Section 10(a) or this Lease has been renewed under Section 10(b), at the end of the Lease Term or any termination of this Lease, you will, at your expense and risk, promptly disassemble, crate and return the Equipment and all copies of the Software to us at the address we designate in writing, in the same condition it was delivered, except for ordinary wear and tear.

11.  Indemnity.

You will indemnify us from all losses, claims, costs, expenses, damages, actions and liabilities whatsoever, including legal fees on a solicitor and own client basis, in connection with or arising from this Lease, any payments made under it, the Equipment, the Software and the installation, possession, ownership, leasing, use and return of the Equipment and the Software.

12.  Default.

You will be in default under this Lease if any of the following occurs: (a) you fail to pay when due any amount payable under this Lease; (b) you fail to comply with any other requirement under this Lease or any requirement under any other agreement with us and such failure continues for 5 days after we notified you in writing of it; (c) a proceeding is started by or against any Lessee or Co-Lessee who signs this Lease or any guarantor of your obligations under this Lease, under any bankruptcy, insolvency, winding-up or other similar law, any such Lessee, Co-Lessee or guarantor becomes bankrupt or insolvent, or if any of such Lessee's or Co-Lessee's creditors or any government authority seizes the Equipment or the Software; or (d) any such Lessee, Co-Lessee or guarantor dies or moves to another country.

13.  Remedies.

If you are in default under this Lease, we may do one or more of the following
(a) require you to return the Equipment and the Software as provided in Section 10(c); (b) take possession of any Equipment or Software wherever it is; (c) terminate this Lease and require you to immediately pay us, as a genuine pre-estimate of liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount") equal to the sum of (i) the present value (calculated using a discount rate of 6% per annum) of all unpaid Rental Payments to the end of the Lease Term and our reasonable estimate of the Option Price as at the end of the Lease Term if you had not been in default under this Lease and
(ii) all other amounts due or that become due under this Lease; (d) store or dispose of the Equipment or any part thereof, at public or private sale or other disposition for cash or credit and no such terms as we will determine; and (e) exercise any other remedy available to us, whether at law, in equity or otherwise. We will apply the net proceeds from any sale or other disposition of the Equipment (after we have deducted all costs of such sale or other disposition) against the amounts that you owe us. You will pay us any amount you still owe us, unless we are prevented by law from suing you for the balance. All costs and expenses we incur due to your default under this Lease will be paid by you on demand. All of our remedies are cumulative and not alternative.

14.  Administration.

You consent to us conducting a personal investigation or credit check on you in connection with our preparation of this Lease or at any time or from time to time during the term of

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this Lease and for that purpose you will provide us with all credit and financial information we reasonably require. You further authorize any person, including any financial institution with whom you deal, to communicate to us any of your financial information, upon either our oral or written request. Any document we send to you under this Lease and any demand for payment will be conclusively considered to have been received by you (a) when we deliver or send by facsimile the document or demand to you or (b) on the 10th day after we mail it to you, at the latest address we have for you in our records.

15.  Assignment.

You will not sell, sublease, sublicense, transfer or otherwise dispose of or give up possession of the Equipment, the Software or any part thereof or your interests in any of it, without our prior written consent. We may sell, assign, transfer or otherwise dispose of, or grant a Lien in, all or any portion of our right, title and interest in the Equipment, the Software or this Lease to anyone else, without notice to you or your consent. You will not assert against any transferee of all or any of our rights and benefits under this Lease, any claims, defences, set-offs, deductions or counterclaims which you may now or in the future be entitled to assert against us nor rely on any breach by us of any of the terms of this Lease as a basis to terminate this Lease or any of your obligations under this Lease. Subject to the foregoing, this Lease is binding and will ensure to the benefit of the parties and their respective heirs, personal representative, successors and permitted assigns, as applicable.

16.  Your Obligations Performed by Us.

If you fail to perform any obligation under this Lease, we may, at our option, perform the obligation, without waiving or curing any breach of this Lease resulting from such failure, and you will reimburse us on demand for all amounts we pay to do so.

17.  Governing Law.

This Lease will be governed by the laws of the province or territory shown in Lessee information on Page 1 of this Lease.

18.  Miscellaneous.

All of your obligations under this Lease will survive the termination of this Lease to the extent required for their full observance and performance. This Lease contains the entire agreement between you and us. No change or amendment to this Lease will be effective, unless in writing and signed by you and us. References in this Lease to "including" will mean "including, without limitation". No waiver by us of any default under this Lease or any of our remedies will be effective unless in writing. Any such waiver is not a waiver by us of any other later default, whether similar or not, or a waiver of our right to exercise our remedies in the future. Any provision of this Lease which is unenforceable in any jurisdiction will, as to such jurisdiction be ineffective only to the extent of such unenforceability without invalidating the remaining provisions of this Lease. The headings in this Lease are for convenience only and will not affect the construction or interpretation of this Lease. References to Sections in this Lease are to Sections of this Lease. You will give us such further assurances and do such acts and execute such documents as we may require to give effect to this Lease and to protect our rights herein. This document and all related documents have been written in the English language at the express request of the parties. Le present document ainsi que tous documents s'y rattachant ont ete rediges en langue anglaise a la demande expresse des parties.

19. Provincial Consents and Waivers.

(a) Quebec. For individuals in Quebec only: You hereby authorize and consent to
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us gathering credit information about you and giving such information to others in accordance with applicable law. The object of the file which will be kept about you is to assist us in making our decisions with respect to your application, answering questions about your file in general, monitoring, evaluating, servicing and collecting your indebtedness and developing and implementing customer programs. You agree that the personal information in your file may be used to make relevant decisions in order to achieve the objects referred to above and will be made available only to our employees and advisors for the purposes of their duties or as prescribed by applicable law. You agree that your file may be kept at our offices from time to time which are currently located at the address set out on the first page of this Lease. (b) Saskatchewan. If a corporation, you agree that The Limitation of Civil Rights
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Act (Saskatchewan), as amended from time to time, will have no application to our rights, powers or remedies under this Lease or any other agreement renewing or extending or collateral to this Lease.

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YOU HAVE KEPT A COMPLETED COPY OF THIS LEASE SIGNED BY YOU. YOU HAVE READ, AND
YOU AGREE TO BE BOUND BY, ALL OF ITS TERMS. THIS LEASE WILL NOT BE BINDING ON US UNTIL WE SIGN IT. NO OTHER TERMS (WRITTEN OR ORAL) CHANGE, REDUCE OR OTHERWISE AFFECT YOUR OBLIGATIONS IN ANY WAY. IF A LESSEE AND CO-LESSEE SIGN THIS LEASE, YOU UNDERSTAND THAT EACH OF YOU IS INDIVIDUALLY LIABLE, AND ALL OF YOU ARE COLLECTIVELY LIABLE, FOR ALL OBLIGATIONS IMPOSED ON YOU BY THIS LEASE.
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
Executed this 18 day of Aug., 1999.                     Executed this 18 day of Aug., 1999.

LESSEE: INTERCAPITAL CANADA LTEE                        C0-LESSEE:

     By:    /s/ Sandy John Masselli                           By:   /s/ Stephen F. Savage
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Name/Title: Sandy John Masselli, Jr / Pres              Name/Title:  Stephen F. Savage / V.P.
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                LESSOR: DELL FINANCIAL SERVICES CANADA LIMITED

                                [VOIDED CHEQUE]